Exhibit 23.


                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-76091, 2-89977, 33-47000, and 33-64990) of Arrow Automotive Industries, Inc. of our report dated September 3, 1997, except for Notes 1 and 7 as to which the date is October 8, 1997, with respect to the financial statements and schedule of Arrow Automotive Industries, Inc. included in the Annual Report (Form 10-K) for the year ended June 28, 1997.

                                  /s/ Ernst & Young LLP


                                       Ernst & Young LLP

Boston, Massachusetts
October 8, 1997